SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14(a)(12)

cbdMD, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

i

2023	Notice of Annual Meeting of Shareholders

Thursday, February 16, 2023 1:00 p.m. EST	VIRTUALLY https://agm.issuerdirect.com/ycbd

At the cbdMD, Inc. 2023 annual meeting of shareholders you will be asked to vote on the following matters:

❖	the election of four directors;
❖	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;
❖

To approve an amendment to our articles of incorporation, as amended, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-twenty (1:20) to one-for-fifty (1:50), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board; and

❖	any other business as my properly come before the meeting.

The board of directors has fixed the close of business on December 28, 2022 as the record date for determining the common shareholders that are entitled to notice of and to vote at the 2023 annual meeting of shareholders and any adjournments thereof.

The 2023 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://agm.issuerdirect.com/ycbd and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Your vote is important regardless of the number of shares you own. Please vote your common shares by proxy over the Internet or by mail, by telephone or by facsimile.

By order of the board of directors

Charlotte, NC

January 4, 2023	Scott Stephen
Chairman

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting to be Held on February, 16, 2023: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 are available free of charge on our website www.cbdmd.com and through the SEC’s website www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2022 and as amended on December 20, 2022 (the “2022 10-K”).

ADDITIONAL INFORMATION

Unless the context otherwise indicates, when used in this proxy statement, the terms “cbdMD,” “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation, and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC (“CBDI”), Paw CBD, Inc., a North Carolina corporation (“Paw CBD”) and cbdMD Therapeutics LLC, a North Carolina limited liability company (“Therapeutics”). In addition, “fiscal 2021” refers to the year ended September 30, 2021, “fiscal 2022” refers to the year ended September 30, 2022 and “fiscal 2023” refers to the fiscal year ending September 30, 2023.

Our corporate website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, including our 2022 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  The information which appears on our websites and our social media platforms is not part of this proxy statement.

Shareholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

WHEN	ITEMS OF BUSINESS
Thursday, February 16, 2023 at 1:00 p.m. EST
	➢	the election of four directors;
WHERE
Virtual - https://agm.issuerdirect.com/ycbd	➢	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;

RECORD DATE December 28, 2022	➢

to approve an amendment to our articles of incorporation, as amended, at the discretion of the board, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-twenty (1:20) to one-for-fifty (1:50), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board; and

	➢	any other business as my properly come before the meeting.

HOW TO VOTE:

By calling 866.752.VOTE (8683), toll free, in the United States or Canada	By voting online at https://www.iproxydirect.com/YCBD
By returning a properly completed, signed and dated proxy card	By completing the reverse side of the proxy card and faxing it to 202.521.3464

Virtual Meeting

The 2023 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://agm.issuerdirect.com/ycbd  and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees set forth herein, none of the officers or directors have any interest in any of the matters to be acted upon at the annual meeting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Voting Recommendation	Page Reference
1. Election of four directors	☑FOR each nominee	4
2. Ratification of the appointment of Cherry Bekaert LLP as our independent auditors	☑FOR	6
3. To approve an amendment to our articles of incorporation, as amended, at the discretion of the board, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-twenty (1:20) to one-for-fifty (1:50), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board	☑FOR	8

GENERAL INFORMATION

The accompanying proxy is solicited by the board of directors of cbdMD for use at our 2023 annual meeting of shareholders to be held on Thursday, February 16, 2023 at 1:00 p.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of 2023 annual meeting of shareholders.

This proxy statement and the accompanying proxy card are being mailed to owners of shares of our common stock, which is our only class of voting securities, in connection with the solicitation of proxies by the board of directors for the 2023 annual meeting of shareholders. The 2023 annual meeting will be in a virtual meeting format only. Shareholders may attend the 2023 annual meeting by visiting  https://www.iproxydirect.com/YCBD and entering the control number found on their proxy card or voting instruction form which shareholders previously received.

The date of this proxy statement is January 4, 2023, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our common shareholders.  We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the annual meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials (the “Notice”) is being mailed to our stockholders on or about January 7, 2023. The Notice contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.issuerdirect.com on the date that we first mailed or delivered the Notice. The Notice also contains instructions on how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a control number that you will need to submit a proxy to vote your shares. We encourage stockholders to access our proxy materials electronically to reduce our impact on the environment.

Electronic access. To access our proxy statement and 2022 10-K electronically, please visit our corporate website at www.cbdmd.com.

Voting securities. Only our common shareholders of record as of the close of business on December 28, 2022, the record date (“Record Date”) for the 2023 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 60,682,262 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2023 annual meeting. Each common shareholder on the Record Date is entitled to one vote for each common share held. Holders of our 8.0% Series A Cumulative Convertible Preferred Stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2023 annual meeting or any adjournment thereof.

Quorum and Vote Required.  In accordance with our bylaws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2023 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2023 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.  Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2023 annual meeting is required to elect directors (Proposal 1). With respect to the ratification of Cherry Bekaert LLP as our independent registered public accounting firm (Proposal 2), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2023 annual meeting is required to decide such matter. With respect to the proposal to grant discretionary authority to the board to implement a reverse stock split (Proposal 3), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2023 annual meeting is required to decide such matter. If a quorum is not present in person or by proxy, the 2023 annual meeting may be adjourned until a quorum is obtained.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.”  Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1) is considered a non-routine matter. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR Proposal 1.  The ratification of the selection of the independent registered public accounting firm (Proposal 2) is considered a routine matter. The reverse split (Proposal 3) is considered a routine matter. Please provide instructions to your brokers or nominee on how to vote your shares.

Communications with our board of directors. You may contact any of our directors by writing to them c/o cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC 28217. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about cbdMD. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by cbdMD that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

T. Ronan Kennedy

Chief Financial Officer

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, NC 28217

Telephone: (704) 445-3064 (direct)

email: IR@cbdmd.com

PROPOSAL 1- ELECTION OF DIRECTORS

The board, upon recommendation by the Compensation, Corporate Governance and Nominating Committee, has nominated the following four individuals for election as directors, each to hold office until the 2023 annual meeting of shareholders or until his successor has been duly elected and qualified. Set forth below is biographical information on the director nominees.

Bakari Sellers
Age 38 Director since 2017 ● Chairman of the Compensation, Corporate Governance and Nominating Committee

Professional Background and Qualifications  Mr. Sellers has been a member of our board of directors since March 2017. Mr. Sellers, an attorney, has been a member of the Strom Law Firm, LLC, in Columbia, South Carolina since 2007. Mr. Sellers is a former member of the South Carolina House of Representatives, where he represented the 90th District beginning in 2006, making history as the youngest member of the South Carolina state legislature and the youngest African American elected official in the nation. In 2014, he ran as the Democratic nominee for Lt. Governor of South Carolina. He has worked for United States Congressman James Clyburn and former Atlanta Mayor Shirley Franklin. Earning his undergraduate degree from Morehouse College, where he served as student body president, and his law degree from the University of South Carolina, Mr. Sellers has followed in the footsteps of his father, civil rights leader Cleveland Sellers, in his tireless commitment to service taking championing progressive policies to address issues ranging from education and poverty to preventing domestic violence and childhood obesity. He has served as a featured speaker at events for the National Education Association, College Democrats of America National Convention, the 2008 Democratic National Convention and, in 2007, delivered the opening keynote address to the AIPAC Policy Conference in Washington, DC. Mr. Sellers is also a political commentator at CNN. We selected Mr. Sellers because of his leadership experience, commitment to public policy and legal background.

William F. Raines, III
Age 63 Director since 2019 ● Chairman of the Audit Committee

Professional Background and Qualifications  Mr. Raines has been a member of our board of directors since April 2019. Since 2008 Mr. Raines has been employed by DataTech Global, LLC, a privately held technology company affiliated with Mr. Coffman which focuses on online sales and marketing, serving as Chief Financial Officer from 2008 to 2012 and Chief Executive Officer since 2012. Mr. Raines has over 35 years of accounting and financial experience with a primary focus on financial control of operations, financial reporting, acquisitions and implementation of acquisition plans. Earlier in his career, from 1991 until 2006 Mr. Raines served in various capacities from Corporate Controller of Speedway Motorsports, Inc. (NYSE:TRK) to General Manager of SMI Properties, Inc., a subsidiary of Speedway Motorsports, Inc., and from 2009 until 2012 he was Chief Executive Officer and Chief Financial Officer of Intermark Brands, LLC, the manufacturer of Blu, an e-cigarette, and its related entities BLEC, LLC and QSN Technologies, LLC, which were subsequently sold to Lorillard Tobacco in 2012. Mr. Raines received a B.S. in Accounting from the University of Maryland in 1981. We selected Mr. Raines to serve on the board because of his extensive technology, accounting and mergers and acquisitions experience.

Scott G. Stephen
Age 57 Director since 2019

Professional Background and Qualifications  Mr. Stephen has been a member of our board of directors since April 2019 and Chairman since June 2022.  Mr. Stephen has served as Chief Growth Officer of Guaranteed Rate Inc., a U.S. residential mortgage company headquartered in Chicago, IL, since February 2012. Mr. Stephen also serves as President of Guaranteed Rate Insurance and Ravenswood Title, affiliates of Guaranteed Rate Inc. From 2003 until 2012, he was employed by Playboy Enterprises, Inc., a leading men’s global entertainment and lifestyle company, serving in a variety of positions including Chief Operations Officer, Executive Vice President, Playboy Print/Digital Group and Executive Vice President and General Manager of Playboy Digital Media. From 1999 to 2003 Mr. Stephen was employed by Yesmail, Inc., an online relationship marketing company, serving as Chief Operating Officer and Vice President of Client Services and Operations. Mr. Stephen received a Bachelor of Business Administration in Finance from the University of Notre Dame and a Master of Management in Marketing and Organizational Behavior from the Kellogg School of Management at Northwestern University. We selected Mr. Stephen to serve on the board of directors because of his executive leadership positions, his positions with Guaranteed Rate Inc. and Playboy Enterprises and his extensive business background.

Dr. Sibyl Swift
Age 42 Director since 2022

Professional Background and Qualifications  Dr. Swift has been a member of our board of directors since August 2022. Dr. Swift has served as our Vice President for Scientific & Regulatory Affairs and the co-chair of cbdMD Therapeutics, LLC, since March 2021. She initially joined our company as a Regulatory Consultant in Jan 2021. Prior to joining our company, from January 2020 to December 2020, Dr. Swift was the Senior Vice President for Scientific & Regulatory Affairs at the Natural Products Association. Dr. Swift served in multiple roles during her 5 years within the U.S. Food and Drug Administration's Office of Dietary Supplement Programs; the last role was the Associate Director for Research and Strategy. As Associate Director, Dr. Swift directed the office’s research portfolio and was responsible for ensuring alignment between its science, research, compliance, enforcement, and policy initiatives. Dr. Swift was also the co-chair of the Botanical Safety Consortium, a collaboration between scientists from government agencies, academia and industry. Dr. Swift earned her Ph.D. in Nutrition has and M.S. in Kinesiology from Texas A&M University. She is currently a member of the American Society for Nutrition, the Global Retailer & Manufacturer Alliance (GRMA), the Natural Products Association (NPA) ComPLI Committee, and the Council for Federal Cannabis Regulation's (CFCR) SRAC. In keeping with the Company’s stated commitment to increase diversity on the board which it believes supports the Company’s core values and is an essential measure of sound governance and critical to a well-functioning board, the board of directors recognizes that Dr. Swift is a minority.  We selected Dr. Swift to serve on the board of directors because of her significant experience the dietary supplement industry, including her 5 years within the U.S. Food and Drug Administration's Office of Dietary Supplement Programs and her responsibilities at the FDA for ensuring alignment between its science, research, compliance, enforcement, and policy initiatives.

There are no family relationships between any of the executive officers and directors. The board of directors has determined that each of Messrs. Sellers, Raines, and Stephen will be independent directors within the meaning of Rule 803 of the NYSE American Company Guide.

☑	The board of directors recommends a vote “FOR” the election of Messrs. Sellers, Raines and Stephen and Dr. Swift to the board of directors.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP

The Audit Committee has appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2023. We have invited representatives of Cherry Bekaert LLP to attend the 2023 annual meeting. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Cherry Bekaert LLP to our common shareholders for ratification to permit our common shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in our best interests.

Fees

The following table shows the fees that were billed for the audit and other services provided for fiscal 2022 and fiscal 2021:

	Fiscal 2022	Fiscal 2021

Audit Fees	321,955	306,000
Audit Related Fees	7,600	73,000
Tax Fees	31,000	22,420
All other Fees	-	1,550
Total	360,555	402,970

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or because of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other SEC filings and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Pre-Approval Policy

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the board. The audit and tax fees paid to the auditors with respect to the fiscal 2022 and fiscal 2021 were approved by the Audit Committee of the board of directors.

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

With respect to fiscal 2022, in addition to its other work, the Audit Committee:

●

reviewed and discussed with management and Cherry Bekaert LLP, our independent registered public accounting firm, our audited consolidated financial statements as of September 30, 2022 and the fiscal year then ended;

●

discussed with Cherry Bekaert LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●

received from Cherry Bekaert LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Cherry Bekaert LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2022 10-K for filing with the SEC.

Dated: December 15, 2022	Audit Committee of the board of directors of cbdMD, Inc.

/s/ William F. Raines, III, Chairman
/s/ Bakari Sellers
/s/ Scott G. Stephen
/s/ Peter J. Ghiloni

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

☑	The board of directors recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm.

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO OUR ARTICLES, AT THE DESCRETION OF THE BOARD, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TWENTY (1:20) TO ONE-FOR-FIFTY (1:50), AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD

Overview

Our board has determined that it is advisable and in the best interests of us and our stockholders, for us to amend our articles of incorporation, as amended (the “Reverse Split Amendment”), to authorize our board to effect a reverse stock split of our issued and outstanding shares of common stock at a specific ratio, ranging from one-for-twenty (1:20) to one-for-fifty (1:50) (the “Approved Split Ratios”), to be determined by the board (the “Reverse Split”). A vote for this Proposal 3 will constitute approval of the Reverse Split that, if and when authorized by the board and effected by filing the Reverse Split Amendment with the Secretary of State of the State of North Carolina, will combine between 25 and 50 shares of our common stock into one share of our common stock. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

The board approved and recommended seeking stockholder approval of the Reverse Split Amendment on December 21, 2022. Accordingly, stockholders are asked to approve the Reverse Split Amendment set forth in Appendix A to effect the Reverse Split consistent with those terms set forth in this Proposal 3, and to grant authorization to the board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of North Carolina and as our board deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the board prior to the one-year anniversary date of the annual meeting and would become effective upon the time specified in the Reverse Split Amendment as filed with the Secretary of State of the State of North Carolina. The board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders. Subject to approval of the Reverse Split Amendment through the approval of the Reverse Split, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split.

Purpose and Rationale for the Reverse Split

Continue to meet certain continued listing requirements of the NYSE American. Our common stock is traded on the NYSE American.  To continue our listing on the NYSE American, we must comply with NYSE American rules. NYSE American Company Guide Section 1003(f)(v) provides that the NYSE American may delist a security when it sells for a substantial period of time at a low price per share. Our Common Stock has traded below $1.00 since April 7, 2022, and on December 19, 2022, the closing price was $0.28. Our board of directors has considered the potential harm to us and our stockholders should NYSE American delist our common stock from NYSE American. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The board of directors believes that a Reverse Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our common stock.

As of December 19, 2022, our common stock closed at $0.28 per share on NYSE American. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our common stock as reported on NYSE American, therefore reducing the risk that our common stock could be delisted from NYSE American.

Our board strongly believes that the Reverse Split is necessary to maintain our listing on NYSE American. Accordingly, the board has approved resolutions proposing the Reverse Split Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the annual meeting.

Management and the board have considered the potential harm to us and our stockholders should NYSE American delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects.  The board believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.
●

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●

The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●

The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The board does not intend to issue any common stock or securities convertible into common stock except on terms that the board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with NYSE American.

If the Reverse Split is implemented, our board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the NYSE American minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not remain in excess of a low price per share for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 3 is approved by stockholders and the board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-twenty (1:20) to one-for-fifty (1:50). In determining which Approved Split Ratio to use, the board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of December 19, 2022, after completion of the Reverse Split and without giving effect to any adjustments for fractional shares, we will have between 3,034,114 and 1,213,646 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split.

The following table contains the approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a one-for-twenty (1:20) to one-for-fifty (1:50) Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of December 19, 2022.

After Each Reverse Split Ratio

	Current	1:20	1:50
Common Stock Authorized(1)	250,000,000	250,000,000	250,000,000
Common Stock Issued and Outstanding	60,682,262	3,034,114	1,213,646
Number of Shares of Common Stock Reserved for Issuance(2)	11,314,083	565,705	266,282
Number of Shares of Common Stock Authorized but Unissued and Unreserved	178,003,655	246,400,183	248,560,073
Price per share, based on the closing price of our Common Stock on December 19, 2022	$0.28	$5.60	$14.00

(1)	The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our articles of incorporation, as amended.

(2)	Consists of:

●	2,622,500 outstanding and unexercised options;

●	266,666 unvested RSU awards;

●	489,917 issued and outstanding warrants; and

●	8,335,000 of common shares based on the potential conversion of the Company’s preferred shares.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on NYSE under the symbol “YCBD”.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of December 19, 2022 and are on a pre-Reverse Split basis), including:

●	2,622,500 outstanding and unexercised options;

●	266,666 unvested RSU awards;

●	489,917 issued and outstanding warrants; and

●	8,335,000 of common shares based on the potential conversion of the Company’s preferred shares.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the common stock, restricted stock units and value appreciation rights. In the event of a Reverse Split, the board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Reverse Split is approved by our stockholders and the board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Reverse Split ratio. The board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The terms of our outstanding stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of our equity incentive plans. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Split ratio.

Effect on our Series A Preferred Stock

Holders of shares our Series A convertible Preferred Stock do not have any voting rights, except as specifically required by North Carolina law or by our articles of incorporation, as amended.  Each share of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is convertible into shares of our common stock at a "Conversion Price" of $6.00 per common share, which initially equals 1.667 shares of our common stock, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.  If, at any time while the Series A Convertible Preferred Stock is outstanding, we: (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of the Series A Convertible Preferred Stock) with respect to the then outstanding shares of common stock; (B) subdivide outstanding shares of common stock into a larger number of shares; or (C) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series A Convertible Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of North Carolina. On the effective date, shares of common stock issued and outstanding shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal 3. If the proposed Reverse Split Amendment is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The ownership of a fractional share interest following a reverse stock split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number..

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the North Carolina Business Corporation Act with respect to this Proposal 3 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive a whole share of common stock in the proposed Reverse Split in lieu of a fractional share or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the reverse stock split will equal the aggregate tax basis of the pre-reverse stock split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-reverse stock split shares of common stock should include the holding period of pre-reverse stock split shares of common stock surrendered. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the reverse stock split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share. Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-Reverse Split share of common stock received in exchange for a fractional pre-Reverse Split share of common stock).

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our articles, as amended, and North Carolina law, approval and adoption of this Proposal 3, assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2023 annual meeting is required to decide such matter. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions, and broker non-votes, if this Proposal 3 is deemed to be a “non-routine” matter, will have the same practical effect as a vote “AGAINST” this proposal.

☑	The board of directors recommends a vote “FOR” the approval of an amendment to the articles to effect the reverse split.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2023 annual meeting. If, however, other matters properly come before the 2023 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under North Carolina law there are no dissenter's rights available to our common shareholders in connection with any matter submitted to a vote of our common shareholders at the 2023 annual meeting.

CORPORATE GOVERNANCE

Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To assist in its governance, our board has formed two standing committees composed entirely of independent directors, the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, and we have adopted a Code of Business Conduct, a Whistleblower Policy and an Insider Trading Policy.  Copies of our committee charters, Code of Business Conduct and Ethics, Whistleblower Policy and Insider Trading Policy may be found on our website at www.cbdmd.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with our President and our Chief Financial Officer, by reading materials that we may send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year, serving until our next annual meeting. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum of directors then exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Our independent directors meet in executive session at each regularly scheduled board meeting.  During fiscal 2022, the board of directors held 19 meetings including special meetings. During fiscal 2022, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period of such member’s service and (ii) the total number of meetings of the committees of the board of directors on which he served held during the period of such member’s service.

Board Leadership Structure and Board’s Role in Risk Oversight

Messrs. Sellers, Raines, Ghiloni and Stephen are each considered an independent director within the meaning of Section 803 of the NYSE American LLC Company Guide. Dr. Swift is an employee of our company. Mr. Martin Sumichrast, our former Co-CEO also served as our Chairman until his resignation in June 2022.  Mr. R. Scott Coffman formerly served as our co-Chief Executive Officer and president and is currently our largest shareholder. We do not have a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including operational risk, regulatory risk, strategic risk, reputation risk, credit risk, interest rate risk, and liquidity risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed.  Our President and Chief Financial Officer attend the board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our employee board member and the independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are: (i) our ability to continue as a going concern, (ii) increasing our customer base, (iii) diversifying our sales, and (iv) improving profitability.

Board Committees

The board of directors has standing Audit, and Compensation, Corporate Governance and Nominating Committees. Each committee has a written charter. The charters are available on our website at www.cbdmd.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Audit Committee	Responsibilities

Members:	The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

● William F. Raines, III (Chairman) ● Bakari Sellers ● Scott G. Stephen ● Peter J. Ghiloni Meetings in fiscal 2022: 4

● the integrity of our financial statements;

● our compliance with legal and regulatory requirements; and

● the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter. Mr. Raines, the chairman of the Audit Committee is considered a “financial expert” under applicable SEC and NYSE American rules.

Compensation, Corporate Governance and Nominating Committee	In April 2020 following our 2020 annual meeting of shareholders, our board of directors approved the consolidation of two previously constituted board committees, the Compensation Committee and the Nominating and Corporate Governance Committee, into one consolidated committee titled the Compensation, Corporate Governance and Nominating Committee.

Members:	Responsibilities

● Bakari Sellers (Chairman) ● Peter Ghiloni ● William F. Raines, III ● Scott Stephen Meetings in fiscal 2022: 8

The Compensation, Corporate Governance and Nominating Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The committee is also tasked with assessing the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Compensation, Corporate Governance and Nominating Committee also administers our equity compensation plans.

Use of Outside Advisors

All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and of motivating our executives to achieve improved cbdMD executive performance, which ultimately benefits our shareholders. The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by us, and the other terms and conditions of their engagement. The committee considers input and recommendations from management, including our President and Chief Financial Officer (who are not present during any committee deliberations with respect to compensation) in connection with its review of our compensation programs and its annual review of the performance of the other executive officers. During fiscal 2020 and 2021 the committee engaged the services of an independent compensation consultant, Willis Towers Watson, to provide it with an executive pay review. The committee takes into consideration the recommendations of the outside compensation consultant and our  executive officers but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.

Shareholder Nominations

Common shareholders who would like to propose a candidate to serve as a member of our board of directors may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Compensation, Corporate Governance and Nominating Committee for appropriate consideration. The board of directors is committed to promoting diversity and inclusion in the governance and operations of cbdMD. These values are to be reflected in identifying candidates for board service and in the overall markup of the board, so that the board is inclusive of members who reflect racial, gender and ethnic diversity. It is the policy of the Compensation, Corporate Governance and Nominating Committee to consider director candidates recommended by common shareholders who appear to be qualified to serve on our board of directors. The Compensation, Corporate Governance and Nominating Committee may, however, choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors.

To avoid the unnecessary use of the Compensation, Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Compensation, Corporate Governance and Nominating Committee, a common shareholder should submit the following information in writing, addressed to the corporate secretary of cbdMD at our main office:

●	the name and address of the person recommended as a director candidate;
●

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
●

as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

●	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Compensation of Directors

In March 2021, after reviewing the results of an independent compensation study on public company executive and board compensation, the Compensation, Corporate Governance and Nominating Committee of our board of directors adopted a new compensation program for our independent directors. For the 2022 board term which began in March 2022, the components are set forth below:

Annual retainer	$35,000
Stock award, 5,000 shares of common stock, vesting quarterly on June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023
Common stock option grant, 30,000 shares, five year term, strike price fair market value on the Grant Date, vesting immediately

Additional committee chairperson annual compensation:
Audit Committee	$17,000
Compensation, Corporate Governance and Nominating Committee	$7,000

Additional committee membership annual compensation (excluding chairperson):
Audit Committee	$8,500
Compensation, Corporate Governance and Nominating Committee	$4,000

No additional compensation for meeting attendance

Our non-executive employee director, Dr. Sibyl Swift, received separate compensation for her services as a member of our board of directors. As an employee director appointed to our board in August 2022, Dr. Swift received a restricted stock grant of 5,000 shares of our common stock and five year options to purchase 30,000 shares of our common stock, exercisable at $0.568 per share. Mr. Coffman, as our former co-chief executive officer and president, did not receive separate compensation for his services as a member of our board of directors.

The following table sets forth the compensation paid or earned for fiscal 2022 by our independent directors and our non-management employee director.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
William F. Raines, III	$54,000	$22,000	$79,170	--	--	--	$155,170
Bakari Sellers	$50,500	$22,000	$79,170	--	--	--	$151,670
Peter Ghiloni	$43,250	$22,000	$79,170	--	--	--	$144.420
Scott G. Stephen	$45,500	$22,000	$79,170	--	--	--	$146,670
Dr. Sibyl Swift (2)	$0	$2,840	$10,290	--	--	--	$13,130

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2022 10-K.

(2)	Only includes compensation specific to board role and excludes compensation as VP of Scientific and Regulatory Affairs.

Anti-Hedging Policies

Under the Company’s Insider Trading Policy, all officers, directors and employees are prohibited from engaging in hedging, pledging or shorting transactions.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is biographical information on the executive officers.

Kevin MacDermott

Age 60 Principal Executive Officer, President

Mr. MacDermott has served as our President since May 2022. He has served as our Principal Executive Officer since December 2022. Mr. MacDermott, served as advisor, chief strategy officer and executive vice president of business development for Convergence Acceleration Solutions, LLC (CAS Group), a Georgia based consulting company, primarily serving the telecommunications, cable and media sectors, from March 2020 through May 2022. From October 2014 through March 2020 he served as chief operating officer of ANC, Inc., a North American multi-level marketing company based in North Carolina, which provides telecommunications, energy, merchant and other services.

T. Ronan Kennedy

Age 44 Chief Financial Officer and Chief Operating Officer

Mr. Kennedy has served as our Chief Financial Officer since October 2020. On March 3, 2021, he was appointed to serve as our Chief Operating Officer. Prior to joining cbdMD, he served as Chief Financial Officer of AMV Holdings, LLC, a Mooresville, NC-based vaping and e-cigarette retailer, manufacturer and wholesaler from 2015 through October 2020. During his tenure, AMV grew from a nine-store regional chain to a platform of over 100 U.S. locations and a growing European footprint. Following the passing of the Farm Bill in late 2018, Mr. Kennedy assisted AMV expand into the manufacturing and retailing of CBD products. Prior to his role at AMV, Mr. Kennedy spent nine years at Meriturn Partners, LLC, a Raleigh, NC-based middle-market private equity firm focused on acquiring and advising middle-market companies, where he was a Principal. In his role with Meriturn Partners, LLC, Mr. Kennedy has led all facets of transactions, including due diligence, financial analysis and capital raising and in 2014 helped lead Meriturn’s original acquisition of AMV’s predecessor. Since 2014 Mr. Kennedy has also provided independent advisory and consulting services with select organizations and his engagements have included leading the financial analysis on sale-side engagements, assistance in negotiating a $40 million sale to a strategic buyer, advising secured creditors through restructuring of a restaurant group, and serving as a co-trustee for a specialty pharmaceutical company. From 2001 to 2004 Mr. Kennedy held engineering and manufacturing roles with Visteon Corporation, a $16 billion Tier 1 automotive supplier. Mr. Kennedy received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute & State University and a M.B.A. from the Fuqua School of Business, Duke University. Mr. Kennedy previously served on the Board of Directors of Nexus Capital Real Estate Inc., a Rochester, NY-based real estate investment firm.

Key Employees

While not executive officers of our company, the following individuals are key employees of our company and are expected to make significant contributions to our business.

Lance Blundell

Age 51 General Counsel

Mr. Blundell has been serving as outside counsel since December 2018 and was named General Counsel in January 2021. Mr. Blundell oversees our industry regulatory compliance. Mr. Blundell has over 20 years of business experience serving as General Counsel for businesses in the internet services, consumer product manufacturing, and e-commerce sectors. As General Counsel for these entities, Mr. Blundell oversaw all aspects of legal and was heavily involved in business development for the companies. Mr. Blundell was the General Counsel for Cure Based Development, LLC from the founding of the company in September 2017 until the mergers with CBDI in December 2018. Since 2000 he has also served as counsel to several companies including DataTech Global LLC, a privately held technology company which focuses on online sales and marketing, Blu, an E-cigarette manufacturer founded in 2009 and subsequently sold to Lorillard Tobacco in 2012, and most recently W The Brand, a multi-state cannabis extraction and manufacturing company. Mr. Blundell received a Bachelor of Science degree in Business Administration/Marketing from the University of Colorado in 1994 and a Juris Doctor from the University of San Diego School of Law in 1997.

Sibyl Swift

Age 42 Vice President for Scientific & Regulatory Affairs	Biographical information on Dr. Swift appears earlier in this proxy statement under Proposal 1.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●	all individuals serving as our principal executive officer or acting in a similar capacity during fiscal 2022;
●	our two most highly compensated named executive officers at September 30, 2022 whose annual compensation exceeded $100,000; and
●

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at September 30, 2022.

Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Martin Sumichrast,	2022	300,577	--	172,000	--	--	--	133,277	605,854
Co-CEO(2)	2021	328,673	250,000	2,520,000	1,693,000	--	--	11,510	4,803,183

Scott Coffman,	2022	259,000	-	--	--	--	--	--	259,000
Co-CEO(3)	2021	313,288	250,000	--	--	--	--	--	563,288

Ronan Kennedy,	2022	275,962	100,000	49,000	132,750		--	--	557,712
CFO and COO	2021	247,115	--	100,000	372,650	--	--	--	719,765

Kevin MacDermott, President(4)	2022	109,901	--	90,000	291,600	--	--	--	491,501

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2022 10-K.

(2)	Resigned effective June 11, 2022.
(3)	Resigned effective May 16, 2022.
(4)	Mr. MacDermott commenced serving as our President on May 16, 2022.

Executive Employment Agreements

T. Ronan Kennedy.  Effective October 1, 2021, we entered into an Executive Employment Agreement with Mr. Kennedy to serve as our Chief Financial Officer and Chief Operating Officer (the “Kennedy Employment Agreement”), the material terms of which are as follows:

Term:	One year, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Annual base salary:	$275,000, an increase of $25,000 from his initial annual base salary

Restricted stock awards and stock options:

As additional compensation on the effective date of the agreement we granted him (i) a restricted stock award of an aggregate of 25,000 shares of our common stock vesting subject to continued employment on January 1, 2022, and (ii) five year stock options to purchase 75,000 shares of our common stock at an exercise price of $1.96 per share, vesting subject to continued employment on October 1, 2022.

Under Mr. Kennedy’s employment agreement dated October 1, 2021 we granted Mr. Kennedy: (i) a restricted stock award of 50,000 shares of our common stock, and (ii) 10 year stock options to purchase 350,000 shares of our common stock, vesting subject to continued employment as follows:  (A) 100,000 shares at an exercise price of $3.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; (B) an additional 125,000 shares at an exercise price of $5.00 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; and (B) an additional 125,000 shares at an exercise price of $6.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively.

Performance bonus:

Mr. Kennedy is eligible for a performance bonus payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Kennedy may be entitled to receive an annual discretionary bonus in such amount as may be determined by our board of directors, upon the recommendation of the committee, in its sole discretion.

Other benefits:	Mr. Kennedy is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of paid vacation.

Claw back provision:

Any incentive-based compensation, or any other compensation, paid to Mr. Kennedy pursuant to the terms of the Kennedy Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Kennedy Employment Agreement will terminate upon his death or as follows:

Disability

If we should terminate the Kennedy Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Kennedy without cause:

We may terminate the Kennedy Employment Agreement without notice for “cause” (as defined in the Kennedy Employment Agreement) following a 30 day cure period. If we should terminate the Kennedy Employment Agreement for cause, he is not entitled to any compensation or severance benefits.  Mr. Kennedy may also terminate the agreement without cause.  In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:

We may terminate the Kennedy Employment Agreement upon 30 days’ notice to Mr. Kennedy. In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:

Constructive termination of the Kennedy Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Kennedy’s duties and responsibilities occurs, all subject to waiver by him. In such event, subject to a 30-day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:

If the Kennedy Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Kennedy an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the then current term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Kennedy Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

Kevin MacDermott. Effective May 16, 2022, we entered into an employment agreement with Mr. MacDermott to serve as our President (the “MacDermott Employment Agreement”), the material terms of which are as follows:

Term:	One year which may be renewed by mutual consent for up to two additional one year terms upon 60 days prior notice.

Initial annual base salary:	$285,000, which shall increase to $350,000 per annum upon the first positive quarterly “Adjusted EBITDA” as determined by the company.

Restricted stock awards and stock options:

As additional compensation under the agreement we granted him under our 2021 Equity Incentive Plan a (i) restricted stock award of 125,000 shares of our common stock, and (ii) 5 year stock options to purchase 405,000 shares of our common stock, at an exercise price of $0.84 per share, vesting, subject to continued employment, in equal amounts over a three year period on May 15, 2023, May 15, 2024 and May 15, 2025.

Performance and Discretionary bonus:

Mr. MacDermott is entitled to receive a performance bonus of up to 50% of his base salary, payable in a combination of cash and awards of common stock, and the performance bonus will be based upon his relative achievement of annual performance goals established by our board of directors upon recommendation of the compensation committee, with input from senior executive management. Mr. MacDermott is also entitled to a discretionary bonus as determined by the compensation committee.

Other benefits:

Mr. MacDermott is entitled to participate in all benefit programs we offered our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Termination:	The MacDermott Employment Agreement will terminate upon his death or as follows:

Disability

If we should terminate the MacDermott Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. MacDermott without cause:

We may terminate the MacDermott Employment Agreement without notice for “cause” (as defined in the MacDermott Employment Agreement) following a 30 day cure period. If we should terminate the MacDermott Employment Agreement for cause, he is not entitled to any compensation or severance benefits. Mr. MacDermott may also terminate the agreement without cause. In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:

We may terminate the MacDermott Employment Agreement upon 30 days’ notice to Mr. MacDermott. In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:

Constructive termination of the MacDermott Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in MacDermott’s duties and responsibilities occurs, all subject to waiver by him. In such event, subject to a 30-day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:

If the MacDermott Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. MacDermott an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the then current term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The MacDermott Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

Martin A. Sumichrast. In September 2018 we entered into an Executive Employment Agreement with Mr. Sumichrast, which was amended in November 2020, the material terms of which are as follows:

Term:	Initial term of three years commencing September 2018, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Initial annual base salary:	$335,000.

Performance bonus:

Mr. Sumichrast was eligible for a performance bonus, payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Sumichrast may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion. In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the employment agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K. The bonus was paid to Mr. Sumichrast in January 2021 following the satisfaction of such criteria.

Other benefits:

Mr. Sumichrast was entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Non-compete, confidentially and indemnification	The employment agreement contained customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions

On April 19, 2021 we entered into an Amended and Restated Executive Employment Agreement with Mr. Sumichrast which amended and restated the terms of the employment agreement as follows: extended to term of the employment agreement to December 31, 2023; increased his base salary from $335,000 annually to $370,000 through December 31, 2021 and $425,000 annually for the period of January 1, 2022 through December 31, 2022; and granted him, under the terms of the 2021 Plan, (i) a restricted stock award of an aggregate of 750,000 shares of the Corporation’s common stock, vesting at the rate of 250,000 shares on each of January 1, 2022, January 1, 2023 and January 1, 2024, and (ii) stock options to purchase an aggregate of 750,000 shares of common stock at an exercise price of $3.39 per share, which was equal to the closing price of our common stock as reported on the NYSE American on the trading day immediately preceding the date of the agreement, vesting at the rate of 250,000 stock options on each of January 1, 2022, January 1, 2023 and January 1, 2024.

On June 11, 2022, Mr. Martin A. Sumichrast entered into a separation agreement with our company and its subsidiaries whereby he resigned as our chief executive officer and member of our board of directors and all other capacities. Under the separation agreement, Mr. Sumichrast agreed to release our company, its shareholders, directors, officers, employees and agents from all claims, whether known or unknown, related to his employment. The agreement also contains customary non-disclosure and non-disparagement provisions. In consideration for Mr. Sumichrast’s acknowledgments, representations, warranties, covenants, releases, and agreements set forth in the separation agreement, we agreed to pay Mr. Sumichrast $590,000, payable in accordance with the company’s past payroll practices over a 16 month period, commencing within 21 days after June 11, 2022. As further consideration, wet also agreed to pay Mr. Sumichrast a sum equal to the cost for Mr. Sumichrast to continue his current medical insurance coverage for 12 months through the Consolidated Omnibus Budget Reconciliation Act, commencing within 21 days after June 11, 2022. In further consideration, subject to Mr. Sumichrast's compliance with the separation agreement, we also issued Mr. Sumichrast 400,000 Restricted Stock Units to acquire restricted shares of Common Stock to Mr. Sumichrast, vesting as follows: 200,000 vested on July 1, 2022 and 200,000 to vest on January 1, 2023. Previously issued and unvested awards terminated in accordance with the grants and separation agreement.

R. Scott Coffman. In December 2018 CBDI, our wholly-owned subsidiary, entered into an Executive Employment Agreement with Mr. Coffman, which was amended in November 2020, the material terms of which were as follows:

Term:	Five years, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Initial annual base salary:	$335,000.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee of cbdMD will review his performance on an annual basis, and in connection with such annual review, Mr. Coffman may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion.  In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the employment agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K.  The bonus was paid to Mr. Coffman in January 2021 following the satisfaction of such criteria.

Other benefits:

Mr. Coffman was entitled to participate in all benefit programs we offered our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Non-compete, confidentially and indemnification:	The Coffman Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

On April 19, 2021 we entered into an Amended and Restated Executive Employment Agreement with Mr. Coffman (the “Amended and Restated Coffman Employment Agreement”) which increased his base salary from $335,000 annually to $370,000 through December 31, 2021, and to $425,000 annually for the period of January 1, 2022 through December 31, 2022. On January 11, 2022, we entered into an amendment to the Amended and Restated Coffman Employment Agreement. Under the terms of Amendment No. 1 to the Amended and Restated Coffman Employment Agreement, Mr. Coffman’s annual base salary shall remain at $370,000 for the period commencing on January 1, 2022 and ending on December 31, 2022. On May 16, 2022 Mr. Coffman resigned as an officer of the company and its subsidiaries and his employment agreement was terminated without compensation or severance payments. Mr. Coffman has elected to step down after his current term as a board member has ended and will continue as an advisor to the Company.

Equity Compensation Plans

On June 2, 2015, our board of directors and shareholders adopted our 2015 Equity Compensation Plan (the “2015 Plan”) initially covering 1,175,000 shares of common stock. At the 2019 annual meeting of our shareholders, our shareholders approved an increase in the based number of shares of our common stock reserved for grants under the plan to 2,000,000 shares. The 2015 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2015 Plan will automatically increase on the first trading day of October each calendar year during the term of the 2015 Plan by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in September of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock.

On January 8, 2021, our board of directors approved the 2021 Plan and our shareholders approved the 2021 at our 2021 annual meeting. The 2021 Plan reserves 5,000,000 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2021 Plan. The 2021 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on October 1 of each calendar year during the term of the 2021 Plan, beginning with calendar year 2022, by an amount equal to 1% of the total number of shares of common stock outstanding on September 30 of the such calendar year, up to a maximum of 250,000 shares.

The purpose of each of the 2015 Plan and 2021 Plan (collectively, the “Plans”) is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The Plans are administered by our Compensation, Corporate Governance and Nominating Committee.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Plans approved by our shareholders:
2015 Plan	1,307,500	$6.15	682,605
2021 Plan	955,000	$1.54	2,804,250

Plans not approved by shareholders	-	-	-

Please see Note 9 of the notes to our audited consolidated financial statements appearing in our 2022 10-K for more information on our 2015 Plan and 2021 Plan.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2022.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Martin A. Sumichrast(1)	--	--	-	-	-	-	-	-	-

R. Scott Coffman(2)	--	--	-	-	-	-	-	-	-

T. Ronan Kennedy	66,667	33,333		3.50	10/1/25
	83,334	41,666		5.00	10/1/25
	83,334	41,666		6.50	10/1/25	16,666	$4,800	-	-

Kevin MacDermott	-	405,000		0.884	5/16/27	-	-	-	-

(1)	Resigned June 11, 2022. Excludes any grants under his separation agreement as summarized above.
(2)	Resigned May 16, 2022.

PRINCIPAL SHAREHOLDERS

At December 19, 2022, we had 60,682,262 shares of our common stock issued and outstanding. The following table sets forth information known to us as of December 28, 2022 relating to the beneficial ownership of shares of our common stock by:

❖	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
❖	each director and nominee;
❖	each named executive officer; and
❖	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 8845 Red Oak Boulevard, Charlotte, NC 28217. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from December 28, 2022, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

R. Scott Coffman (1)	16,860,764	27.8%
T. Ronan Kennedy (2)	377,902	0.6
William F. Raines, III (3)	110,092	0.2
Bakari Sellers (4)	118,281	0.2
Peter J. Ghiloni (5)	408,750	0.7
Scott G. Stephen (6)	149,802	0.2
Dr. Sibyl Swift (7)	55,000	0.1
Kevin MacDermott (8)	126,000	0.2
All named executive officers, directors and director nominees as a group (eight persons) (1)(2)(3)(4)(5)(6)(7)(8)	18,206,573	29.6%

*	Less than 1%

(1)

The number of outstanding shares of our common stock beneficially owned by Mr. Coffman includes: (a) 3,684,000 shares held of record by Edge of Business, LLC (“Edge of Business”); and (b) 12,315,007 shares held of record by the Coffman Family Office, LLC (“Coffman Family Office”).  Of the 12,315,007 shares of common stock held of record by Coffman Family Office, Mr. Coffman has the sole power to vote 11,471,812 shares. The balance of 1,436,094 shares are subject to the terms of a Voting Trust Agreement dated February 26, 2020 between cbdMD and Coffman Family Office pursuant to which until such time as the unrestricted voting rights to these shares have vested, the voting rights to such shares are held by the independent chairman of the Audit Committee who will vote such shares on any matter brought before our  shareholders in accordance with the recommendation of its board of directors. The voting rights to the 1,436,094 shares vest December 20, 2023. Except as set forth herein, Mr. Coffman has voting and dispositive control over securities owned of record by Edge of Business. Coffman Management, LLC (“Coffman Management”) is the Manager of Coffman Family Office and Mr. Coffman is the Manager of Coffman Management. Mr. Coffman disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein. The number of outstanding shares of our common stock beneficially owned by Mr. Coffman excludes Earnout Rights to up to an additional 2,579,255 shares of our common stock.  See footnote 3 in our consolidated 2022 financial statements.

(2)

The number of shares of our common stock beneficially owned by Mr. Kennedy includes (a) 3,834 shares of common stock issuable upon conversion of 2,300 shares of our Series A Convertible Preferred Stock and 308,335 shares of common stock underlying stock options with exercise prices ranging from $1.97 to $6.50 per share. The number of shares of our common stock beneficially owned by Mr. Kennedy excludes (a) 16,666 shares of common stock underlying unvested restricted stock awards; and (b) 116,665 shares of common stock underlying unvested stock options with exercise prices ranging from $3.50 to $6.50 per share.

(3)

The number of shares of common stock beneficially owned by Mr. Raines includes (a) 21,342 shares held by him directly; (b) 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share (c) 92,582 shares held of record by Board Investor Group II, LLC that Mr. Raines controls voting; and (d) 2,187,500 Second Tranche Shares for which unrestricted voting rights have not yet vested. Under the terms of the Agreement and Plan of Merger dated December 3, 2018 (the “Merger Agreement”) and the related Voting Proxy dated December 20, 2018 (the “Voting Proxy”), the independent Chairman of the Audit Committee held voting rights over an aggregate of 8,750,000 shares of common stock (the “Second Tranche Shares”) initially issued to CBD Holding, LLC (“CBDH”) until the unrestricted voting rights to those shares vest pursuant to the terms of the Merger Agreement. On February 26, 2020, in connection with its dissolution and liquidation and pursuant to the terms of a Distribution Agreement (the “CBDH Distribution Agreement”), CBDH distributed the Second Tranche Shares to its members on a pro rata basis. On February 26, 2020, in connection with the Distribution Agreement, the CBDH members entered into similar Voting Proxy Agreements with us. A majority of the shares have vested. The unrestricted voting rights to the remaining 2,187,500 shares will vest on December 20, 2023. Until the unrestricted voting rights vest, Mr. Raines, as independent Chairman of the Audit Committee holds voting rights over these shares and will vote such shares on any matter brought before our shareholders in accordance with the recommendation of our board of directors. Mr. Raines disclaims beneficial ownership of all securities held by Board Investors Group II, LLC except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the remaining 2,187,500 Second Tranche Shares which are subject to the Voting Proxy Agreements. See footnote 1. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(4)

The number of shares of our common stock beneficially owned by Mr. Sellers includes 77,000 shares of our common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(5)

The number of shares of our common stock beneficially owned by Mr. Ghiloni includes 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(6)

The number of shares of our common stock beneficially owned by Mr. Stephen includes 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(7)	The number of shares of our common stock beneficially owned by Dr. Swift includes 10,000 of common stock as well as 45,000 common stock options with exercise prices ranging from $0.586 to $1.00.

(8)

The number of shares of our common stock beneficially owned by Mr. MacDermott includes 1,000 shares purchased on the open market and 125,000 shares issued as part of a RSU grant upon hire. Excludes 405,000 of unvested stock options with an exercise price of $0.84.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 26, 2020, in connection with the dissolution and liquidation of CBDH, we entered into the Distribution Agreement with CBDH and its members pursuant to which CBDH distributed (i) the Second Tranche Shares, (ii) the First Marking Period Earnout Shares, and (iii) the remaining Earnout Rights to an aggregate of 10,122,208 Earnout Shares to its members. Mr. Coffman, who is now a member of our board of directors and our former co-Chief Executive Officer, and Martin A. Sumichrast, our former Chairman of our board of directors and co-Chief Executive Officer, through entities controlled by them, are members of CBDH. In March 2021 we issued the CBDH members an aggregate of 3,348,520 shares of our common stock upon the conclusion of the second earnout marking period. Following the completion of the March 31, 2021 quarter within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the March 31, 2021 quarter within the third marking period were $11,798,611, and on May 17, 2021 we issued the members an aggregate of 562,278 shares of our common stock. Following the completion of the June 30, 2021 quarter within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the June 30, 2021 quarter within the third marking period were $10,560,523 and on August 16, 2021 we issued the members an aggregate of 503,275 shares of our common stock.  Following the completion of the September 30, 2021 quarter, within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the September 30, 2021 quarter within the third marking period were $9,793,327 and on December 28, 2021 we issued the members an aggregate of 466,713 shares of our common stock. The fourth quarter of the third marketing period ended on December 31, 2021 and based on the measurement criteria an additional 444,243 Earnout Shares were earned and issued in March 2022. The fifth quarter of the third marketing period ended on March 31, 2022 and based on the measurement criteria an additional 458,877 Earnout Shares were earned and issued in May 2022. The sixth quarter of the third marketing period ended on June 30, 2022 and based on the measurement criteria an additional 409,505 Earnout Shares were earned and issued in August 2022. At September 30, 2022, up to 3,928,797 Earnout Shares are subject to issuance by the Company. See “Principal Shareholders” appearing earlier in this proxy statement.

In September 2020, the Company purchased a membership interest in Adara Sponsor LLC for $250,000, which along with proceeds from other investors was utilized as an investment in Adara Acquisition Corporation (“Adara”), a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “SPAC”). On January 13, 2021, the Company executed second tranche subscriptions agreements and funded the remaining $750,000 commitment into Adara Sponsor, LLC. On February 9, 2021, the public shares of Adara began trading on the NYSE. Commencing March 24, 2021, holders of the 11,500,000 units sold in the Adara’s initial public offering could elect to separately trade shares of the Adara Class A common stock and warrants included in the units. Martin A. Sumichrast, our former Chairman and Co-Chief Executive Officer, previously served as chief executive officer and director of Adara. The shares of Class A common stock and warrants that were separated now trade on NYSE American LLC under the symbols “ADRA” and “ADRA WS”, respectively. On September 30, 2022, the Company’s implied, indirect ownership in Adara represented 4.4% (633,988 shares) and 10.1% (1 million) of the warrants. Effective June 22, 2022, we entered into membership interest transfer agreement with Blystone & Donaldson, LLC., and Mr. Thomas Finke (collectively, the “Transferees”), whereby we agreed to sell out entire ownership interest in Adara Sponsor LLC to the Transferees for the total purchase price of $1,000,000 which constitutes our original purchase price of the interests. In addition to customary conditions to closing, the completion of the transfer is conditioned on Adara Acquisition Corp. completing an initial business combination with Alliance Entertainment, Inc., on or before February 8, 2023.  On December 15, 2022, Adara filed its shareholder approval proxy with a voting deadline of January 18th, 2023. Should Adara meet the voting and other requirements in its proxy, the transaction would close and Adara would return the $1 million investment from the Company.

Dr. Sibyl Swift has served as our Vice President for Scientific & Regulatory Affairs and the co-chair of cbdMD Therapeutics, LLC, since March 2021. In addition to her compensation as a board member, Dr. Swift is employed by the Company at an annual salary of $210,000 and participates in the Company’s normal benefit suite.

Pre-Approval Policy

Our Audit Committee will review any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for our last two completed fiscal years. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Audit Committee of our board of directors.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2023 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

cbdMD, Inc.

Attention: Corporate Secretary

8845 Red Oak Boulevard

Charlotte, NC 28217

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2024 annual meeting must be received by us at our principal executive office no later than October 19, 2023 in order to be eligible for inclusion in our 2024 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Compensation, Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of cbdMD, Inc. at our principal executive offices at 8845 Red Oak Boulevard, Charlotte, NC 28217 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2022 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2022 10-K by writing to us at 8845 Red Oak Boulevard, Charlotte, NC 28217, Attention: Corporate Secretary, or from our corporate website at www.cbdmd.com.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to cbdMD, Inc., Attention: Corporate Secretary, 8845 Red Oak Boulevard, Charlotte, NC 28217.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available on our corporate website at www.cbdmd.com and on SEC's web site at www.sec.gov.  This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC  28217.

Appendix A

Articles of Amendment to

Articles of Incorporation of

cbdMD, Inc.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation, as Amended:

1.    The name of the corporation is cbdMD, Inc.

2.    The Articles of Incorporation of the corporation are hereby amended as follows:

Article II of the Articles of Incorporation is hereby amended to add the following paragraph to precede the first paragraph of Article II:

“At _______, Eastern Time, on __________, 2023 (the “Effective Time”), each ______ (__) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Time as a result of these Articles of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.    The foregoing amendment was approved by, and proposed and recommended to the corporation’s shareholders by, the Board of Directors on December 21, 2022, and approved by the shareholders on February ____, 2023 in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.    These Articles of Amendment will become effective at _______, Eastern Time, on ____________, 2023.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2023.

cbdMD, Inc.
By:

cbdMD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2023 ANNUAL MEETING OF SHAREHOLDERS - FEBRUARY 16, 2023 AT 1:00 P.M. EST
CONTROL ID:
REQUEST ID:

The undersigned, a shareholder of cbdMD, Inc. (the “Company”) hereby revoking any proxy heretofore given, does hereby appoint T. Ronan Kennedy, with power of substitution, for and in the name of the undersigned to attend the 2023 annual meeting of shareholders of the Company to be held online at https://agm.issuerdirect.com/ycbd  on Thursday, February 16, 2023 beginning at 1:00 p.m., Eastern time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464
INTERNET:	https://www.iproxydirect.com/YCBD
PHONE:	1-866-752-VOTE(8683)

2023 ANNUAL MEETING OF THE SHAREHOLDERS OF cbdMD, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect four members to the board of directors		☐	☐
	Bakari Sellers				☐	CONTROL ID:
	William F. Raines, III				☐	REQUEST ID:
	Scott G. Stephen				☐
	Sibyl Swift				☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public firm.		☐	☐	☐

Proposal 3		→	FOR	AGAINST	ABSTAIN

To approve an amendment to our Articles of Incorporation, as amended, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-twenty (1:20) to one-for-fifty (1:50), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board.

			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The board of directors unanimously recommends that the shareholders vote “FOR ALL” proposal 1 and “FOR” proposal 2 and “FOR” proposal 3.

All votes by shareholders must be received by 11:59 p.m. Eastern Time, February 15, 2023.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address

(if applicable):

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)